                                                                                                         Exhibit 99.1

Contact Information:

CCG Investor Relations                                 Perini Corporation
15300 Ventura Boulevard, Suite 303                     73 Mount Wayte Ave.
Sherman Oaks, CA 91403                                 Framingham, MA 01701
(818) 789-0100                                         (508) 628-2295
Crocker Coulson, Partner                               Robert Band, President

FOR IMMEDIATE RELEASE

Perini Corporation Announces Proposed Secondary Offering of
5.9 Million Shares of its Common Stock

FRAMINGHAM, MASS, --(Business Wire)-- December 19, 2003-- Perini Corporation (AMEX:PCR) announced today that it has filed a registration statement with the Securities and Exchange Commission for a public offering of common stock by existing stockholders. The stockholders, consisting of Blum Capital Partners, L.P., PB Capital Partners, L.P., The Common Fund for Non-Profit Organizations, National Union Fire Insurance Company of Pittsburgh, Pa., a member company of American International Group, Inc. (“AIG”), and The Union Labor Life Insurance Company on behalf of its Separate Account P, intend to offer 5,910,800 shares of common stock. The selling stockholders also intend to grant the underwriters an option to purchase up to 886,620 additional shares of common stock to cover over-allotments, if any. Perini will not receive any proceeds from the sale of shares by the selling stockholders.

The offering is being lead managed by Credit Suisse First Boston, D.A. Davidson & Co. and Morgan Joseph & Co. Inc. are acting as co-managers.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities described above, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Perini Corporation

Perini Corporation is a leading construction services company offering diversified general contracting, construction management and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, preconstruction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We are known for our hospitality and gaming industry projects, sports and entertainment, educational, and healthcare facilities as well as large and complex civil construction projects.

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December 19, 2003                                    Proposed Secondary Offering of 5.9 Million Shares                      Page 2
                                                                                           of Common Stock

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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